Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Stanley Black & Decker, Inc., a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint each of Janet M. Link and Kathryn P. Sherer, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to execute (a) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s common stock, par value $2.50 per share, to be offered in connection with certain equity compensation plans of the Registrant and its subsidiaries including, the Stanley Black & Decker 2018 Omnibus Award Plan, (b) any and all amendments and supplements to the Form S-8 Registration Statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and (c) other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities listed below on July 20, 2018.

Signature	Title

President & Chief Executive Officer
James M. Loree	(Principal Executive Officer)

Executive Vice President and Chief Financial Officer
Donald Allan Jr.	(Principal Financial Officer)

Vice President & Chief Accounting Officer
Jocelyn S. Belisle	(Principal Accounting Officer)

/s/ Andrea J. Ayers	Director
Andrea J. Ayers

/s/ George W. Buckley	Director
George W. Buckley

/s/ Patrick D. Campbell	Director
Patrick D. Campbell

/s/ Carlos M. Cardoso	Director
Carlos M. Cardoso

/s/ Robert B. Coutts	Director
Robert B. Coutts

Signature	Title

Director
Debra A. Crew

/s/ Michael D. Hankin	Director
Michael D. Hankin

/s/ Marianne Miller Parrs	Director
Marianne Miller Parrs

/s/ Robert L. Ryan	Director
Robert L. Ryan

/s/ James H. Scholefield	Director
James H. Scholefield

/s/ Dmitri L. Stockton	Director
Dmitri L. Stockton